EXHIBIT 23.4(b)

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the references to our firm in this Registration Statement on Form S-1 (including the prospectus included or incorporated by reference therein) and to the incorporation by reference in this Form S-1 (including any amendments thereto) filed by Bill Barrett Corporation, as well as in the notes to the financial statements included or incorporated by reference in such Form S-1, of information contained in our review report dated September 9, 2004 and effective September 1, 2004 concerning certain properties located in the Gibson Gulch field, Garfield County, Colorado and to the inclusion of that report as an appendix to the prospectus included or incorporated by reference in that registration statement and/or as an exhibit to that registration statement.

We further consent to the reference to our firm as experts in this Form S-1, including the prospectus included or incorporated by reference in this Form S-1.

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.

Denver, Colorado
December 9, 2004